                                                                     EXHIBIT 1.1



                                3,500,000 Shares

                            AVALON PROPERTIES, INC.

                                  Common Stock
                          (par value $0.01 per share)

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                December 3, 1997


PAINEWEBBER INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
SMITH BARNEY INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

          Avalon Properties, Inc., a Maryland corporation (the "Company"), proposes to sell an aggregate of 3,500,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Shares"), to you (collectively, the "Underwriters"). The Company has also agreed to grant to the Underwriters an option (the "Option") to purchase up to an additional 525,000 Common Shares (the "Option Shares") on the terms and for the purposes set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares".

          The public offering price per share for the Shares and the purchase price per share for the Shares to be paid by you shall be agreed upon by the Company and you, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price
                                        ---------
Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and you and shall specify such applicable information as is indicated in

Exhibit A hereto.  The offering of the Shares will be governed by this
---------
Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to

"this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

          The Company confirms as follows its agreements with you:

          1.   AGREEMENT TO SELL AND PURCHASE.
               ------------------------------

               (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Firm Shares to be agreed upon by the Underwriters and the Company in accordance with Section 1(c) hereof and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 9 hereof.

               (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 525,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement, upon written or telegraphic notice (the "Option Shares Notice") by the Underwriters to the Company. The date for the closing of the sale of the Option Shares (the "Option Closing Date") shall be determined by you but shall be no later than 10 days after delivery of the Option Shares Notice. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Underwriters in such manner as they deem advisable to avoid fractional shares. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

               (c) The public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement.

          2.   DELIVERY AND PAYMENT.  Delivery of the Firm Shares shall be made
               --------------------
to you at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York, or at such other place or by such method as shall be mutually agreed upon by the Company and the Underwriters, against payment of the purchase price by wire transfer of same-day funds to the Company. Such payments shall be made at 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement (or if the New York Stock Exchange or American Stock Exchange or commercial banks in the City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such time on such other date, not later than eight full business days after the date of this Agreement, as may be agreed upon by the Company and you (such date is hereinafter referred to as the "Closing Date").

          To the extent the Option is exercised, delivery of the Option Shares against payment by you (in the manner specified above) will take place in the manner specified above at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

          If requested by you, certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as you shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

          The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to you shall be borne by the Company. The Company will pay and save you and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to you of the Firm Shares and Option Shares.

          3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
               ---------------------------------------------
represents, warrants and covenants to you that:

               (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-22281) on Form S-3 relating to the Shares, including a prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission. Copies of such registration statement and prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to you. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the Common Shares and of their sale and distribution has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, is referred to herein as the "Prospectus." Each form of Prospectus, or Prospectus and Prospectus Supplement heretofore made available for use in offering the Shares is referred to herein as a "Preliminary Prospectus." Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the exhibits thereto (or, in the case of the Prospectus or Preliminary Prospectus, to the exhibits to the Registration Statement) and the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

               (b) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, and if later, the Option Closing Date, including the financial statements included or to be included or incorporated by reference or to be incorporated by reference into the Prospectus, conformed or will conform in all material respects with the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any state ments or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Registration Statement, the Preliminary Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

               (c) The documents incorporated or to be incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

               (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit B hereto (the
                                                           ---------
"subsidiaries"). The Company and each of its subsidiaries is, and at the Closing Date will be, an entity duly organized or formed, as the case may be, and, in the case of an entity that is not a general partnership, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. The Company and each of its subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and is and will be in good standing as a corporation, limited liability company or limited partnership, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified does not have a material adverse effect on the business, properties, financial position or results of the Company and its subsidiaries, taken as a whole. Except for the stock or other equity interests of the subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company and the charter documents of each of its subsidiaries and all amendments thereto have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

               (e) The outstanding Common Shares, the outstanding shares of 9% of Series A Cumulative Redeemable Preferred Stock, $.01 par value (the "Series A Preferred") and the outstanding shares of 8.96% Series B Cumulative Redeemable Preferred Stock, $.01 par value (the "Series B Preferred"), of the Company have been, and the Shares to be issued and sold by the Company upon such issuance and payment pursuant hereto of the purchase price thereof will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Shares in the Registration Statement and the Prospectus is, and at the Closing Date will be, in all material respects, complete and accurate. Except as set forth in the Registration Statement, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Shares, Series A Preferred or Series B Preferred, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations.

               (f) The financial statements and schedules of the

Company included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, except in the case of interim unaudited financial statements, for normal recurring year end adjustments, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P., independent public accountants (the "Accountants"), who have reported on those of such financial statements and schedules which are audited, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

               (g) The Company maintains a system of internal accountings control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, arising for any reason whatsoever, (ii) neither the Company nor any of its subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

               (i) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (j) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the Company's best knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

               (k) The Company and each of its subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the violation of which would have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole. To the best knowledge of the Company and each of its subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any material respect thereunder. The Company is not, nor at the Closing Date will be, in violation of any provision of its Amended and Restated Articles of Incorporation or Amended and Restated Bylaws. No subsidiary of the Company is, nor at the Closing Date will any of them be, in violation of any provision in their respective charter documents.

               (l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution by you of the Shares to be sold by the Company.

               (m) The Company has full corporate power and corporate authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Amended and Restated Articles of Incorporation, Amended and Restated Bylaws of the Company or the charter documents of any of its subsidiaries, any contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

               (n) The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) are not material to the business of the Company or its subsidiaries, taken as a whole. The Company and each of its subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such subsidiaries; no tenant under any of the leases pursuant to which the Company leases its properties has an option or right of first refusal to purchase the premises demised under such lease; the use and occupancy of each of the properties of the Company complies in all material respects with all applicable codes and zoning laws and regulations; the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company; and the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company.

          (o) Title insurance in favor of the Company is maintained with respect to (i) each of the Current Communities

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(as such term is defined in the Prospectus) in an amount at least equal to the cost of acquisition of such Current Community and (ii) each of the Development Communities (as such term is defined in the Prospectus) in an amount at least equal to the total budgeted cost of such Development Community, except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole. Title insurance in favor of the mortgagee is maintained in an amount equal to the maximum commitment of the related loan.

               (p) The Company has no knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole. In connection with the construction or operation and use of the properties owned by the Company, the Company represents that, as of the date of this Agreement, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole.

               (q) Property and casualty insurance in favor of the Company is maintained with respect to each of the properties owned by it in an amount and on such terms as is reasonable and customary for businesses of this type.

               (r) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts and all contracts relating to any tax exempt financings to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof.

               (s) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was or will be, when made, inaccurate, untrue or incorrect.

               (t) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (u) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

               (v) The Company has applied to list the Shares on the New York Stock Exchange.

               (w) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

               (x) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

               (y) The Company has continuously been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") for all taxable years commencing with its taxable year ended December 31, 1993. The Company has filed an election to be taxable as a real estate investment trust for its taxable year ended December 31, 1993, and such election has not been terminated. The Company's method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company intends to continue to operate in a manner which would permit it to qualify as a real estate investment trust under the Code.

          4.   AGREEMENTS OF THE COMPANY.  The Company agrees with you as
               -------------------------
follows:

               (a) The Company will cause the Prospectus Supplement to be filed as required by Section 3(a) hereof (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy within a reasonable time prior to filing) and will notify you promptly of such filing. The Company will not during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by any Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

               (b) The Company will notify you promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

               (c) The Company will furnish to you without charge two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

               (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

               (e) The Company will deliver to you, without charge, as many copies of the Prospectus containing the Prospectus Supplement or any amendment or supplement thereto as you may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or your counsel should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to you, without charge, such number of copies of such supplement or amendment to the Prospectus as you may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by you if such document would be deemed to be incorporated by reference into the Prospectus to which you reasonably object.

               (f) Prior to any public offering of the Shares the Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you may request including, without limitation, other jurisdictions outside of the United States; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

               (g) During the period of five years commencing on the date hereof, the Company will furnish to you copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to you a copy of each annual or other report it shall be required to file with the Commission.

               (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the end of the Company's current fiscal quarter, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 under the Act, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

               (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by you, all fees, costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to fees, costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement and any Dealer Agreements, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by you or by dealers to whom Shares may be sold, (5) the listing of the Shares on the New York Stock Exchange, (6) filings required to be made by or on behalf of the Company or you, including without limitation filings to be made by the Company with the Commission, and the fees, disbursements and other charges of counsel for the Company in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to you in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and any surveyors, engineers, appraisers, photographers, accountants and other professionals engaged by or on behalf of the Company, (9) the transfer agent and registrar for the Shares, and (10) preparation of slides, overheads and other presentation material to be used in any "road show" or other presentation to potential investors and the hotel, travel and other expenses of the Company's employees in connection with any such "road show" or presentation.

               (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8 hereof) or if for any reason the Company shall be unable to perform its obligations hereunder or thereunder, the Company will reimburse you for all out-of-pocket expenses (including the fees, disbursements and other charges of your counsel) reasonably incurred by them in connection herewith.

               (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

               (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

               (m) The Company will continue to elect to qualify as a "real estate investment trust" under the Code, and will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust."

               (n) The Company will not, and will cause each of its executive officers to enter into agreements with the Underwriters in the form set forth in Exhibit C to the effect that they will not, for a period of 90 days after the
---------
commencement of the public offering of the Shares, without the prior written consent of the Underwriters, sell, contract to sell or otherwise dispose of any shares of its Common Stock or rights to acquire such shares (other than pursuant to employee stock option plans, or in connection with other employee incentive compensation arrangements, the Company's dividend reinvestment plan, or the issuance of stock in exchange for property acquired from third parties).

          5.   CONDITIONS OF YOUR OBLIGATIONS.  In addition to the execution and
               ------------------------------
delivery of the Price Determination Agreement, your obligations hereunder are subject to the following conditions:

               (a) The Prospectus shall have been filed as required by Section 3(a) and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contem plated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith, and you shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and
(iii).

               (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in your judgment any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by you at the public offering price.

               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

               (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

               (e) You shall have received one or more opinions, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to your counsel, from Goodwin, Procter & Hoar LLP, counsel to the Company, to the effect set forth in Exhibit D.
                                                        ---------

               (f) You shall have received an opinion, dated the Closing Date and the Option Closing Date, from O'Melveny & Myers LLP, your counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to you.

               (g) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to you a letter, dated the date of its delivery, addressed to you and in form and substance satisfactory to you, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to you a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

               (h) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to you an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to you, to the effect that:

                   (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option

     Closing Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                   (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                   (iii) Each of the covenants required to be performed by the Company herein on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

               (i) The Shares shall be qualified for sale in such states as you may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

               (j) On or prior to the Closing Date, the Underwriters shall have received the executed agreements referred to in Section 4(n).

               (k) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

          6.   INDEMNIFICATION.
               ---------------

               (a) The Company will indemnify and hold harmless each Underwriter, each of the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or

Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (and actions in respect thereof) (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on a breach of any representation, warranty, agreement or covenant made by the Company in this Agreement or based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by any Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement or the Prospectus and provided further that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection with respect to the Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results solely from an untrue statement or alleged untrue statement of material fact contained in, or the omission or alleged omission of a material fact from, such Preliminary Prospectus which untrue statement or omission was corrected in the Prospectus, if the Company shall sustain the burden of proving that such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the Prospectus as then amended or supplemented) if the Company had previously furnished copies thereof to such Underwriter. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

               (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages (or actions in respect thereof) arise out of or are based on any untrue statement or omission or alleged untrue statement or omission of a material fact contained in any part of the Registration Statement when such part became effective, or in the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might other wise have. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Registration Statement, the Preliminary Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus.

               (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the

Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          7.   REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY.  All
               --------------------------------------------------
representations, warranties, agreements and covenants of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Shares hereunder.

          8.   TERMINATION.  Your obligations under this Agreement may be
               -----------
terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from you, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in your sole judgment, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in your sole judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

          9.   SUBSTITUTION OF UNDERWRITERS.  If any one or more of the
               ----------------------------
Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, several ly, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other propor tions as the non-defaulting Underwriters may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to
Section 1 be increased pursuant to this Section 9 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Underwriters and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          10.  MISCELLANEOUS.  Notice given pursuant to any of the provisions of
               -------------
this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 15 River Road, Suite 210, Wilton, Connecticut 06897, Attention: Thomas J. Sargeant, or (b) if to the Underwriters, care of PaineWebber Incorporated, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Real Estate Department. Any such notice shall be effective only upon receipt. Any notice under Section 8 hereof may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

               This Agreement has been and is made solely for the benefit of you and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from you.

               Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               This Agreement may be signed in two or more counter parts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               The Company and each Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.


                            [signature page follows]

          Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                              Very truly yours,

                              AVALON PROPERTIES, INC.


                              By:   /s/ Thomas J. Sargeant
                                    ---------------------------
                                    Thomas J. Sargeant
                                    Chief Financial Officer



Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
SMITH BARNEY INC.

By:  PAINEWEBBER INCORPORATED


By:  /s/ Frederick T. Caven, Jr.
     ---------------------------
     Frederick T. Caven, Jr.
     Managing Director

                                  SCHEDULE I


                                 Underwriters
                                 ------------

                                                Number of
                                               Firm Shares
                                                  to be
                                                Purchased
                                               -----------

PaineWebber Incorporated....................    1,000,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated....................    1,000,000
J.P. Morgan Securities Inc. ................      500,000
Smith Barney Inc. ..........................    1,000,000
                                              -----------


     Total                                      3,500,000
                                              ===========

                                 Shedule I - 1

                                   EXHIBIT A


                     Form of Price Determination Agreement
                     -------------------------------------


                            AVALON PROPERTIES, INC.

                             _____________________


                         Price Determination Agreement
                         -----------------------------


                                                                December 3, 1997



PaineWebber Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Smith Barney Inc.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

          Reference is made to the Underwriting Agreement, dated concurrently herewith (the "Underwriting Agreement"), among Avalon Properties, Inc., a Maryland corporation (the "Company"), and you. The Underwriting Agreement provides for the purchase by you from the Company, subject to the terms and conditions set forth therein, of an aggregate of 3,500,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

          Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with you as follows:

               1. The public offering price per share for the Firm Shares shall be $_______.

               2. The purchase price per share for the Firm Shares to be paid by you shall be $_______ representing an amount equal to the public offering price set forth above, less $______ per share.

          The Company represents and warrants to you that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          If the foregoing is in accordance with your understanding of the agreement among you and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among you and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                              Very truly yours,

                              AVALON PROPERTIES, INC.


                              By: /s/ Thomas J. Sargeant
                              Name: Thomas J. Sargeant
                              Title: Chief Financial Officer



Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
SMITH BARNEY INC.

By:  PAINEWEBBER INCORPORATED


By:  /s/ Frederick T. Caven, Jr.
     Frederick T. Caven, Jr.
     Managing Director

                                   EXHIBIT B


                          Subsidiaries of the Company
                          ---------------------------


Avalon Town Green II, Inc.
Avalon Chase Ridge, Inc.
Avalon Chase Glen, Inc.
Avalon Chase Grove, Inc.
Avalon Chase Hampton II, Inc.
Avalon Chase Heritage, Inc.
Avalon Chase Lea, Inc.
Lexington Ridge-Avalon, Inc.
Avalon Town Meadows, Inc.
Avalon Town View, Inc.
Avalon 4100 Massachusetts Avenue, Inc.
Town Cove Jersey City Urban Renewal, Inc.
Town Cove Jersey City Urban Renewal II, Inc.
Avalon Transactions, Inc.
Avalon Decoverly, Inc.
Avalon Lake Arbor, Inc.
Avalon Commons, Inc.
Avalon Fairway II, Inc.
Avalon Collateral, Inc.
Avalon Ballston II, Inc.
4100 Massachusetts Avenue Associates, L.P.
Avalon Lake Arbor Associates L.P.
Avalon Decoverly Associates L.P.
Bronxville West L.L.C.
Town Grove L.L.C.
Town Grove Associates L.P.
Smithtown Galleria Associates Limited Partnership
Avalon Ballston II Limited Partnership
Avalon Oaks, Inc.
Avalon DownREIT V, Inc.
Avalon DownREIT V, L.P.

                                   EXHIBIT C


                 Form of Executive Officers' Lock-Up Agreement
                 ---------------------------------------------


                                                                December 3, 1997



PaineWebber Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Smith Barney Inc.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

          In consideration of your agreement to underwrite a proposed public offering (the "Offering") of 3,750,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") of Avalon Properties, Inc., a Maryland corporation, as contemplated by a registration statement with respect to such shares filed with the Securities and Exchange Commission on Form S-3 (Registration No. 333-22281), the undersigned hereby agrees that the undersigned will not, for a period of 90 days after the commencement of the public offering of such shares, without your prior written, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements).

                         Very truly yours,


                         By:________________________________


                         Print Name:________________________

                                   EXHIBIT D


                               Form of Opinion of
                             Counsel to the Company
                             ----------------------


          In rendering the following opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel's opinion, such counsel and the Underwriters are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date.


                              *     *     *     *


          Whenever our opinion is indicated to be based on "our knowledge," it should be understood that during the course of our representation of the Company we have not undertaken any independent investigation to determine the existence or absence of facts. The words "our knowledge" and similar language used in certain of the opinions expressed below are limited to the knowledge of the lawyers within our firm who have had responsibility for our work on the transactions contemplated by the Underwriting Agreement or who have had responsibility for matters covered by the opinions enumerated below.

          The opinions expressed below are qualified to the extent that (i) the validity or enforceability of any provision of any agreement, instrument or document or any rights granted thereunder may be subject to or affected by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law relating to or affecting the rights of creditors generally, (ii) the remedy of specific performance or any other equitable remedy may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion, (iii) equitable principles may be applied in construing or enforcing the provisions of any agreement, instrument or document (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iv) applicable federal and state securities laws and public policy may limit the application of provisions relating to indemnification and contribution with respect to securities laws matters.

          You have not asked us to pass in this opinion upon the power and authority of the Underwriters to enter into the Underwriting Agreement or the Pricing Agreement or to effect the transactions contemplated thereby or as to the disclosure in the Prospectus or Registration Statement of information relating to the Underwriters. Accordingly, for the purposes of this opinion, we have assumed that the Underwriters have all requisite power and authority and have taken all necessary corporate and other action to enter into the Underwriting Agreement and the Pricing Agreement and to effect such transactions, and we do not express any opinion herein as to the disclosure or non-disclosure in the Prospectus, the Registration Statement or any other document of any information relating to the Underwriters.

          In rendering the opinions expressed in the first sentence of numbered paragraph 1 below as to valid existence of the Company, we have relied solely upon certificates of public officials and of the Company and our review of the corporate records of the actions of the board of directors and the stockholders of the Company. In rendering the opinions expressed in the second sentence of numbered paragraph 1 below as to the due qualification or registration of the Company, we have relied solely upon certificates of public officials and of the Company.

          In rendering the opinions expressed in the first sentence of numbered paragraph 2 below as to the valid existence of the Subsidiaries, we have relied solely upon certificates of public officials and of the Company and our review
of the corporate or partnership records of the Subsidiaries, as applicable.   In
rendering the opinions expressed in the second sentence of numbered paragraph 2 below as to the due qualification or registration of the Subsidiaries, we have relied solely upon certificates of public officials and of the Company.

          In rendering our opinions expressed in numbered paragraph 7 below as to the effectiveness of the Registration Statement and the absence of a stop order or proceedings instituted or threatened by the Commission with respect thereto, we have relied solely upon oral telephonic advice from members of the Commission's staff.

          In rendering the opinions expressed below, we express no opinion other than as to the laws of the United States and the Commonwealth of Massachusetts and the Business Corporation Law of the State of Maryland. To the extent that any other laws govern any of the matters as to which we express an opinion herein, we have assumed, without independent investigation, that the laws of such jurisdiction are identical to those of the Commonwealth of

Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

          Based on and subject to the foregoing, we are of the opinion that:

     1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in the States of Connecticut, Illinois, New Jersey, New York and Rhode Island, the Commonwealths of Massachusetts, Pennsylvania and Virginia and the District of Columbia. The Company has full corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Pricing Agreement.

     2. Each Subsidiary is a corporation validly existing as a limited partnership, corporation or limited liability company, as the case may be, in good standing under the laws of its state of organization or formation as set forth on Exhibit A hereto. Each Subsidiary is duly qualified or registered as a foreign corporation, foreign limited liability company or foreign partnership, as the case may be, to transact business and is in good standing in each jurisdiction listed in Exhibit A hereto opposite such Subsidiary's name. Each Subsidiary has corporate or partnership power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus. Except as disclosed in the Registration Statement with respect to the Subsidiaries and other partnerships and joint ventures of the Company, the Company owns no capital stock or other beneficial interest in any corporation, partnership, joint venture or other business entity.

     3. The authorized and outstanding capital stock of the Company is as set forth in the Registration Statement and Prospectus, and all of the issued and outstanding shares of common stock, par value $.01 per share, Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, and Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Company have been duly authorized and are validly issued, fully paid and nonassessable. The Shares were duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement, and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and nonassessable.

     4. The Shares conform to all statements and descriptions related thereto contained in the Prospectus. The form of share certificate evidencing the Common Stock is in due and proper form and complies with all applicable legal requirements. The stockholders of the Company have no preemptive or, to our best knowledge, similar rights with respect to the Shares and, except as disclosed in the Prospectus, to our knowledge there are no restrictions upon the voting or transfer of the Common Stock pursuant to the Company's Restated Articles or Restated By-Laws or any agreement or other instrument.

     5. The Underwriting Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

     6. The execution and delivery of the Underwriting Agreement and the Pricing Agreement, the performance by the Company of its obligations set forth therein and the consummation of the transactions therein contemplated, (i) do not and will not result in the creation of any lien, charge or encumbrance upon any assets of the Company or any Subsidiary and (ii)do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under:
(a)the Restated Articles or Restated By-Laws; (b)the organizational documents of any Subsidiary; (c) any agreement or instrument filed as an exhibit to the Registration Statement or incorporated therein by reference to which the Company or any Subsidiary is a party or by which any of them or any of their respective assets are bound; or (d)any law, rule, regulation, or to our knowledge, any judgment, order or administrative decree of any court or other governmental body applicable to the business or properties of the Company or any Subsidiary, except that we express no opinion under this paragraph 6 as to the Underwriting Agreement or the Pricing Agreement or with respect to the securities or blue sky laws of any jurisdiction other than the United States, it being understood that our opinion with respect to the federal securities laws of the United States in this paragraph 6 is limited to the performance by the Company of its contractual obligations under the Underwriting Agreement and the Pricing Agreement and excludes any matters covered by the statements herein following numbered paragraph 14 below.

     7. The Registration Statement was declared effective under the 1933 Act; the Prospectus has been filed as required by Section 3(a) of the Underwriting Agreement; and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

     8. The Registration Statement and the Prospectus, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder, it being understood, however, that no opinion is rendered with respect to the financial statements, schedules and other financial or statistical data included or incorporated by reference in the Registration Statement or the Prospectus.

     9. Each document filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus complied when so filed as to form in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder, it being understood, however, that no opinion is rendered with respect to the financial statements, schedules and other financial or statistical data included or incorporated by reference therein.

     10. To our knowledge, no authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required for the consummation of the transactions contemplated by the Underwriting Agreement or the Pricing Agreement or in connection with the issuance and sale of the Shares by the Company, except such as have been obtained under the 1933 Act and the 1934 Act, and such as may be required under state securities laws or New York real estate syndication law, or the by-laws of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters.

     11. Neither the Company nor any Subsidiary is an investment company within the meaning of the Investment Company Act of 1940, as amended.

     12. The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown therein; and we do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

     13. The Shares have been duly authorized for listing by the NYSE upon official notice of issuance.

     14. The information in the Prospectus under the headings "Description of Capital Stock" and "Restrictions on Transfers of

Capital Stock," to the extent that it constitutes matters of law or legal conclusions (other than with respect to the laws of any state other than the Commonwealth of Massachusetts and the Maryland General Corporation Law, as to which we express no opinion), has been reviewed by us and is correct in all material respects.

     15. Since the commencement of its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The form of organization of the Company, its current operation and its contemplated operations as described in the Prospectus will enable the Company to continue to meet the requirements for qualification as a REIT under the Code. The description of law and legal conclusions contained in the Prospectus under the captions "Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations" are correct in all material respects, and the discussion therein fairly summarizes the federal income tax considerations that are material to a holder of the Shares.

          The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the documents incorporated therein by reference and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements or notes thereto, financial schedules and other financial or statistical data included or incorporated by reference in the Registration Statement and the Prospectus, and we have not examined the accounting, financial or statistical records from which such statements and notes, schedules and data are derived. However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus and the public offering of the Shares we participated in conferences and telephone conversations with representatives of the Company, Coopers and Lybrand LLP, accountants for the Company, your representatives and representatives of O'Melveny & Myers LLP, your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed.

          Based on our participation in the above-mentioned conferences and conversations, our understanding of applicable law and the experience we have gained in our practice thereunder, we advise you that:

     (a) No facts have come to our attention which cause us to believe that the Registration Statement (excluding the financial statements or notes thereto, financial schedules and other financial or statistical data contained or incorporated by reference therein, as to which we make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

     (b) No facts have come to our attention which cause us to believe that the Prospectus (excluding the financial statements or notes thereto, financial schedules and other financial or statistical data contained or incorporated by reference therein, as to which we make no statement), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.